Exhibit 10.29

                               AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE ("the Amendment") is made and entered into as of the 15TH day of December, 2000 by and between Arizona industrial Capital, LP, a California limited partnership (referred to herein as the "Lessor") and Solpower Corporation, a Nevada Corporation (the "Lessee"), with reference to the following facts:

     A.  Lessor,  as Lessor,  and Lessee as  successor  in  interest  to Virtual
Technologies Inc., as Lessee, entered into that certain Standard Industrial Lease (the "Original Lease") dated August 25th, 1997, the Addendum to the Lease dated October 20th, 1997 (collectively, the "Lease") with reference to the lease of the premises described therein in an industrial building commonly known as 4247 W. Adams, Suite 2, Phoenix, Arizona (the "Original Premises"). Lessee has remained, and currently is, in possession of the Original Premises. Lessor and Lessee now desire to amend the Lease to (among other things) add 2,739 sq. ft. in 4247 W. Adams, Suite 1, Phoenix, Arizona to the premises occupied by Lessee on the terms and conditions set forth in this Amendment.

     B. Lessor and Lessee now desire to amend and restate certain provisions of the Lease

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Lessor and Lessee hereby agree as follows:

     1. ADDITIONAL PREMISES. Lessor and Lessee agree to do and do hereby amend the Lease to add the additional premises described as 4247 W. Adams, Suite 1, Phoenix, Arizona comprising approximately 2,739 square feet of space more particularly identified as the marked area shown on Exhibit "A" attached hereto and indicated herein by this reference (the "Additional Premises") to and as part of the Original Premises. The Additional Premises is hereby leased by Lessor to Lessee for eighteen (18) months commencing March 1st, 2001 and expiring August 31st, 2002 subject to the conditions and limitations of the Lease as modified and amended by this Amendment.

     The Original Premises and the Additional Premises are referred to herein, collectively, as the "Premises".

     2. BASE RENT AND OTHER CHARGES. In addition to paying the Base Rent for the Original Premises Lessee agrees:

     (a) Lessee shall pay in advance, to Lessor, as Base Rent for the Additional Premises, during the Lease Term, without any offset or deduction including all CPI increases, on the first day of each month, the amount $1,588.62 commencing with the payment due March 1st, 2001, and continuing thereafter monthly on the first of each month of the Lease Term.

     For the entire duration of the Lease Term, Lessee shall continue to be obligated to make, and shall make, in addition to payment of Base Rent in the time and manner provided for in the Lease, all sums payable as additional rent under the terms of the Lease, and all other amounts chargeable to or payable by the Lessee under the terms of the Lease with respect to the entire Premises including without limitation the Additional Premises.

     3. OPTION TO EXTEND. Lessor hereby grants to Lessee the option to extend the term of this Lease for 1 additional 60 month period commencing when the prior term expires upon each and all of the following terms and conditions:

(a) Lessee gives to Lessor, and Lessor actually receives on a date that is prior to the date that the option period would commence (if exercised) by at least 6 and not more than 9 months, a written notice of the exercise of the option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, the option shall automatically expire.

(b) The provisions of paragraph 13, including the provision relating to default of Lessee set forth in paragraph 39.1 of this Lease are conditions of this Option;

(c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

(d) The monthly rent for each month of the option period shall be calculated as the then fair market value as reasonably determined by Lessor. In no event shall the option rent be less than the prior term rent plus ten percent (10%).

     4. ESTOPPEL. As a material inducement and consideration to Lessor to execute and deliver this Amendment, Lessee represents and warrants to Lessor the truth of the following statements: (i) n/a; (ii) the Lease as modified by this Amendment constitutes the entire agreement between Lessor and Lessee with respect to the Premises, is presently in full force and effect, and has not been further modified, changed, altered, assigned, supplemented or amended in any respect; (iii) as of the date of this Amendment, Lessee has not assigned encumbered or hypothecated its interest in the Lease; (iv) the Lease is the only lease agreement, written or oral, between Lessee and Lessor affecting or relating to the Premises; (v) no one except Lessee and Lessee's employees occupies the Premises; (vi) Lessee has no offsets, claims or defenses to the enforcement of the Lease; (vii) no actions, whether voluntary or otherwise, are pending against Lessee under the bankruptcy laws of the United States or any state thereof; (viii) as of the date hereof, and to the best of Lessee's and Lessor's knowledge, after due inquiry, Lessor and Lessee are not in default under the Lease and have not committed any breach of the Lease; no event has occurred which but for the passing of time or for the giving or receipt of notice, or both, would constitute a default under the Lease; and no notice of default has been given under the Lease; (ix) to the best of Lessee's knowledge, the use, maintenance and operation of the Premises comply with all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (collectively, "Environmental Laws"); the Premises have not been used and Lessee does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste; Lessee has not received any notices, written or oral, of violation of any Environmental Laws or of any allegation which, if true, would contradict anything contained in this Amendment and there are no writs, injunctions, decrees, orders or judgments outstanding, and no lawsuits, claims, proceedings or investigations pending or threatened against Lessee, relating to the use, maintenance or operation of the Premises, nor is Lessee aware of a basis for any such proceeding; (x) all obligations of Lessor under the Lease to construct improvements on, and to make repairs to, the Premises have been performed by Lessor and accepted by Lessee, and Lessee has no claims against Lessor in connection therewith.

     5. CONTINUATION OF LEASE: ENTIRE AGREEMENT. Except as hereby expressly amended, the terms and conditions of the Lease shall continue in full force and effect and the Lease is hereby ratified and affirmed. Nothing herein contained alters or amends any required consents or approval required under the terms of the Lease in connection with any sublease or assignment. Submission of this Amendment by one party to another shall have no legal significance and is not an offer that may be accepted; this Amendment shall become effective only upon mutual execution and delivery hereof by all parties and contemplated signatory hereof.

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
     6. NOTICES. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following address;

     To Lessor:          Arizona Industrial Capital LP
                         c/o Cohen Asset Management, Inc.
                         Attn:  Bradley Cohen
                         433 North Camden Drive Suite 800
                         Beverly Hills, California 90210
                         Phone: 310-860-0598
                         Fax:   310-860-0599

     with a copy to:     Leigh Morris
                         Advisors LLP
                         11911 San Vicente Blvd., Suite 345
                         Los Angeles, CA 90049
                         Phone: 310-472-4111
                         Fax:   310-472-5433

     To Lessee:          Solpower Corporation
                         Att: Jim Hirst
                         4247 W. Adams Street, Suite 2
                         Phoenix, AZ 85009
                         Phone: 602-447-9979
                         Fax:   602-447-9917

     IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Second Amendment to Lease as of the day and year first above written.

                                   LESSOR:

                                   ARIZONA INDUSTRIAL CAPITAL LP
                                   A California Limited Partnership

                                   By:  ARIZONA INDUSTRIAL CAPITAL, INC.
                                   A California Corporation, its General Partner


                                   By: /s/ Bradley Cohen
                                       -----------------------------------------
                                       Bradley Cohen

                                       Its: President
                                            ------------------------------------


                                   LESSEE:

                                   SOLPOWER CORPORATION
                                   A Nevada Corporation


                                   By: /S/ James H. Hirst
                                       -----------------------------------------

                                       Its: Secretary/Treasurer
                                            ------------------------------------

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                                    EXHIBIT A



                        [FLOORPLAN OF ORIGINAL PREMISES]

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